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                                                                     EXHIBIT 5.1




               [TROY & GOULD PROFESSIONAL CORPORATION LETTERHEAD]


                                 April 23, 2002



Movie Gallery, Inc.
900 W. Main Street
Dothan, Alabama 36301

       Re: Registration Statement on Form S-1 (Registration No. 333-86016)

Ladies and Gentlemen:

         We have acted as counsel to Movie Gallery, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-1, Registration No. 333-86016, including the prospectus that is a part thereof (the "Registration Statement"). The Company filed the Registration Statement on April 11, 2002 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the offer and sale by the Company of up to 9,487,500 shares (the "Underwritten Shares") of its common stock, $0.001 par value per share, pursuant to an Underwriting Agreement to be entered into among the Company, as issuer, and Bear, Stearns & Co. Inc. and Thomas Weisel Partners LLC, as representatives of the several underwriters named therein (the "Underwriting Agreement").

         This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

         As a basis for rendering our opinions expressed below, we have reviewed originals or copies of originals, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Company's Certificate of Incorporation and Bylaws, each as amended to date; (iii) the form of Underwriting Agreement to be included as Exhibit 1.1 to the Registration Statement; (iv) resolutions of the Company's Board of Directors pertaining to the issuance of the Underwritten Shares, the Registration Statement, the Underwriting Agreement and related matters; and (v) such other certificates of public officials, certificates of officers of the Company and other documents as we have considered necessary or appropriate as a basis for rendering our opinions.

         As to questions of fact relevant to our opinions, we have relied (without any independent investigation or inquiry by us) upon certificates and statements of the Company, officers of the Company, public officials and others. Furthermore, in order to render our opinions, we have made and relied upon such customary assumptions as we have deemed necessary or appropriate. Among other things and in addition to any other assumptions that are described in this opinion





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Movie Gallery, Inc.
April 23, 2002
Page 2


letter, we have made and are relying upon the following assumptions, all without any investigation or inquiry by us:

         A. All signatures on documents reviewed by us are genuine; all documents submitted to us as originals are authentic; all documents submitted to us as copies conform to the originals of such documents, and such originals are authentic; and all individuals who have executed such documents have the legal capacity to do so.

         B. All factual representations and other statements regarding factual matters that are contained in the certificates of officers of the Company that we have examined are true and correct, and all factual representations and other statements regarding factual matters by the Company that are contained in the Registration Statement and the Underwriting Agreement are true and correct.

         C. The Underwriting Agreement will be duly executed and delivered in substantially the form to be included as Exhibit 1.1 to the Registration Statement.

         The law covered by our opinions is limited to the laws of the State of Delaware. We neither express nor imply any opinion with respect to the laws of any other jurisdiction, and we assume no responsibility with respect to the application or effect of the laws of any other jurisdiction. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

         This opinion letter is limited to the opinions expressly stated below, does not include any implied opinions and is rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our opinions, including, without limitation, future changes in applicable law.

         Based upon and subject to all of the foregoing and any and all other qualifications, limitations and assumptions that are set forth below, we are of the opinion that the Underwritten Shares, when issued, delivered and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. However, by giving you this opinion letter and consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ Troy & Gould

                                                     TROY & GOULD
                                                     Professional Corporation